SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2003

AMERICAN PHARMACEUTICAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31781	68-0389419
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11777 San Vicente Boulevard, Suite 550, Los Angeles, California 90049
(Address of principal executive offices) (Zip Code)

(310) 826-8505
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

ITEM 5.    OTHER EVENTS.

The board of directors of American Pharmaceutical Partners, Inc. (NASDAQ: APPX) has scheduled the company’s 2003 Annual Meeting of Stockholders for April 24, 2003, the details of which shall be set forth in the company’s proxy statement for the annual meeting to be delivered to stockholders. To be timely for the 2003 Annual Meeting, stockholder proposals must be delivered to or mailed and received by the Secretary of the company at its principal executive offices no later than March 19, 2003.

* * * * * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2003
AMERICAN PHARMACEUTICAL PARTNERS, INC.

	By:	/s/ PATRICK SOON-SHIONG
Patrick Soon-Shiong President and Chief Executive Officer